UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 24, 2006 (July 24, 2006)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)     Appointment of Principal Officers.
(1)     On July 24, 2006, Commercial Metals Company (the “Company”) issued a press release announcing that in accordance with the Company’s established succession plan, the Board of Directors has named Murray R. McClean Chief Executive Officer effective September 1, 2006. In addition, Mr. McClean was elected a Director of the Company effective immediately. Mr. McClean formerly was President and Chief Operating Officer. He will continue in his capacity as President in addition to his new position as Chief Executive Officer. Stanley A. Rabin, Chairman of the Board and current Chief Executive Officer, will continue in his role as Chairman of the Board. McClean’s former position of Chief Operating Officer will not be filled.
(2)     Mr. McClean, age 58, joined Commercial Metals Company in 1985 as managing director of its marketing and distribution office in Sydney, Australia. In 1993 he was appointed President of the International Division of the Marketing and Distribution segment. Following his appointment as President of CMC’s Marketing and Distribution segment in 1999, McClean relocated to the Company’s headquarters in Dallas, Texas, and was named Executive Vice President and Chief Operating Officer in September, 2004, and President in January 2006. Mr. Rabin, age 68, has served as Chairman of the Board since 1999 and Chief Executive Officer since 1979.
(3)     On May 23, 2005, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. McClean, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 26, 2005. The agreement provides a base salary of $475,000 and benefits consistent with the Company’s executive compensation policies. The term of the Employment Agreement expires on August 31, 2009.
A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is filed with this Form 8-K.

99.1 Press Release, dated July 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: July 24, 2006	By:	/s/ William B. Larson
		Name:	William B. Larson
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 24, 2006.